UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2015

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2015, David R. LaVance, Jr., resigned as Chairman of the Board of Directors of Hologic, Inc. (the “Company”), and notified the Company of his decision to not to stand for re-election at the 2016 Annual Meeting of Shareholders. Mr. LaVance’s decision not to stand for re-election, which marks his retirement from the Board after over 13 years of distinguished service, did not involve any disagreement with the other Board members or with management.

Item 7.01	Regulation FD Disclosure.

Following the resignation of Mr. LaVance as Chairman of the Company’s Board of Directors, the Board appointed the Company’s Chief Executive Officer, Stephen P. MacMillan, to serve as Chairman of the Board and current director Elaine S. Ullian to serve as Independent Lead Director.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated June 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2015	HOLOGIC, INC.

	By:	/s/ John M. Griffin
John M. Griffin
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 17, 2015